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                                                                    EXHIBIT 3.01

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                   LIBBEY INC.

                             (adopted June 15, 1993;
                     amended and restated February 1, 2005)

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                                    ARTICLE I

OFFICES

Section 1.

The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.

The Corporation may also have offices at such other places both within and without the State of Delaware as from time to time the board of directors may determine or the business of the Corporation may require.

                                   ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.

All meetings of the stockholders shall be held at any place within or without the State of Delaware as shall be designated from time to time by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

Section 2.

An annual meting of stockholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 3.

A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

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Section 4.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, or the Certificate of Incorporation, or by these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 5.

At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. All proxies must be filed with the secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the board of directors as provided in
Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

Section 6.

Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the board of directors, or by a majority of the members of the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority as provided in a resolution of the board of directors or these By-Laws, include the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by another person or persons. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7.

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 8.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each

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stockholder and the number of shares registered in the name of each stockholder.
Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by this Section 8, or to vote in person or by proxy at any meeting of stockholders.

Section 9.

The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 10.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following:
(i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the

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meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE III

DIRECTORS

Section 1.

The board of directors shall consist of a minimum of one (1) and a maximum of eleven (11) directors. The number of directors shall be fixed or changed from time to time, within the minimum and maximum, by the then appointed directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this
Article III, and each director elected shall hold office until his successor is elected and qualified or until his death, retirement, resignation or removal. Except as may otherwise be provided pursuant to Article IV of the Certificate of Incorporation with respect to any rights of holders of preferred stock, a director may be removed without cause either by (i) a majority vote of the directors then in office (including for purposes of calculating the number of directors then in office the director subject to such removal vote), or (ii) the affirmative vote of the stockholders holding at least 80% of the capital stock entitled to vote for the election of directors.

Section 2.

Except as may otherwise be provided pursuant to Article IV of the Certificate of Incorporation with respect to any rights of holders of preferred stock to elect additional directors, should a vacancy in the board of directors occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the board of directors. A director so elected to fill a vacancy shall serve for the remainder of the term of the class to which he was elected.

Section 3.

The property and business of the Corporation shall be managed by or under the direction of its board of directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the board of directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

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MEETINGS OF THE BOARD OF DIRECTORS

Section 4.

The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

Section 5.

Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

Section 6.

Special meetings of the board of directors may be called by the president or chief executive officer on twenty-four hours' notice to each director, either personally or by regular mail, electronic mail or by telegram; special meetings shall be called by the president, chief executive officer or the secretary in like manner and on like notice on the written request of two directors unless the board of directors consists of only one director; in which case special meetings shall be called by the president, chief executive officer or secretary in like manner or on like notice on the written request of the sole director.

Section 7.

At all meetings of the board of directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 8.

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

Section 9.

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

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COMMITTEES OF DIRECTORS

Section 10.

The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a Certificate of Ownership and Merger.

Section 11.

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 12.

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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INDEMNIFICATION

Section 13.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 15, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

Section 14.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) reasonably incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under these By-Laws or otherwise.

Section 15.

If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this these By-Laws is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 16.

The rights conferred on any Covered Person by these By-Laws shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 17.

The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another

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corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 18.

Any repeal or modification of any of Sections 13 through 17 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 19.

These By-Laws shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

                                   ARTICLE IV

OFFICERS

Section 1.

The officers of the Corporation shall be chosen by the board of directors and shall include a chief executive officer, vice president and a secretary. The Corporation may also have at the discretion of the board of directors such other officers as are desired, including a chairman of the board, additional vice presidents, one or more assistant secretaries, a treasurer, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. In the event there are two or more vice presidents, then one or more may be designated as executive vice president, senior vice president, vice president marketing, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

Section 2.

The board of directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

Section 3.

The board of directors may appoint such other officers and agents, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4.

The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

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Section 5.

The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time, either with or without cause, by the board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the board of directors.

CHAIRMAN OF THE BOARD

Section 6.

The chairman of the board, if such an officer be elected, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by these By-Laws. If there is no president, the chairman of the board shall, in addition, be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this
Article IV.

CHIEF EXECUTIVE OFFICER

Section 7.

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the Corporation. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of chief executive officer of corporations, and shall have such other powers and duties as may be prescribed by the board of directors or these By-Laws.

VICE PRESIDENTS

Section 8.

In the absence or disability of the chief executive officer, the vice presidents in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the board of directors.

SECRETARY AND ASSISTANT SECRETARIES

Section 9.

The secretary shall record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the board of directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or these By-Laws. He shall keep in safe custody the seal of the Corporation, and affix the same to any instrument requiring it, and when so

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affixed it shall be attested by his signature or by the signature of an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 10.

The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, the assistant secretary designated by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURERS

Section 11.

The treasurer, if such an officer is elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the board of directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 12.

The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, the assistant treasurer designated by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 13.

Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its

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corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section
4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or the Vice President.

                                    ARTICLE V

CERTIFICATES OF STOCK

Section 1.

Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman of vice chairman of the board of directors, or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

Section 2.

Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 3.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder whoso requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

LOST, STOLEN OR DESTROYED CERTIFICATES

Section 4.

The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the

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issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 5.

Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 6.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date that does not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and that is not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 7.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

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                                   ARTICLE VI

GENERAL PROVISIONS

DIVIDENDS

Section 1.

Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2.

Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

CHECKS

Section 3.

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers of the board of directors may from time to time designate.

FISCAL YEAR

Section 4.

The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

CORPORATE SEAL

Section 5.

The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES

Section 6.

Whenever, under the provisions of the Certificate of Incorporation or of these By-Laws or as required by law, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation,

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with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 7.

Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII

AMENDMENTS

Section 1.

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal these By-Laws is conferred upon the board of directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal these By-Laws.

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